Individual Registered Index-Linked Annuity Application

The United States Life	Regular Mail	Overnight Mail
Insurance Company in	with checks:	with checks:
the City of New York	US Life	JPM Chase-USL 100357
(US Life)	PO Box 100330	2710 Media Center Dr
	Pasadena CA 91189-	Building #6, Suite 120
	0330	Los Angeles CA 90065-
Address mail to:		1750
Annuity Service Center			[Phone: 800-445-7862]
	without checks:	without checks:	[Fax: 818-615-1543]
	US Life	US Life
	PO Box 15570	1050 N Western St
	Amarillo TX 79105-5570	Amarillo TX 79106-7011

Consult with your Financial Professional to determine if your elections are appropriate for you. The prospectus and/or your Financial Professional can provide further information about elections, including availability, maximum issue age and any applicable fee associated with Benefit Election(s).

The indicates a required response. Print or type.

1 Product Selection (Solicitation state indicates the state in which this Application is signed.)

Product Name	Solicitation state
[Corebridge MarketLock® Annuity NY]	(Enter two-character state code) NY

2 Owner(s) Information (Select one of the following Owner Types and complete this section in its entirety.)

Owner Type: ❑ Individual       ❑ Trust/Trust Date       ❑ Custodian  ❑ Other [         ]

Non-naturally owned Contracts that are accepted include Corporate, Municipal, or Tax-Exempt. Contact the Annuity Service Center prior to submitting this Application to confirm if any other Owner Type will be accepted.

Owner Name                                           ❑ Male ❑ Female

Address              City                 State         Zip

Birth Date        SSN or TIN            Phone           Email_______________________

Joint Owner (if applicable) Name                                 ❑  Male ❑  Female

Birth Date        SSN           Relationship to Owner             Phone

Address                City                 State       Zip

Email____________________________________________________________________________________________________________

3 Annuitant(s) Information ❑ Same as Owner (Complete only if different from Owner)

Annuitant Name                                      ❑ Male ❑ Female

Address               City                State        Zip

Birth Date         SSN           Phone          Email

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Joint Annuitant (if applicable) Name

Birth Date         SSN          Phone         ❑ Male ❑ Female

Address                                                                                                       City                 State     Zip

Email

  4 Beneficiary Information

Joint Owners (Joint Annuitants, if Contract is non-naturally owned) shall be each other’s sole primary beneficiary and any other beneficiary listed will be designated as “contingent.”

•	If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as “primary.”

•	Multiple beneficiaries will share the death benefit equally, unless otherwise specified, and percentages must total 100%.

•	For non-naturally owned Contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.

•	If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

1.	Beneficiary Name ❑ Primary ❑ Contingent

Address City State________Zip

Relationship Beneficiary % SSN/TIN Phone

Birth/Trust Date Email ❑ Male ❑ Female

2.	Beneficiary Name ❑ Primary ❑ Contingent

Address City State Zip

Relationship Beneficiary % __________ SSN/TIN Phone

Birth/Trust Date Email ❑ Male ❑ Female

❑	Check this box if providing additional beneficiaries on a separate sheet signed by the Owner.

  5 Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment (“investment”) amounts.

Expected Purchase Payment Amount $_________________________

Contract Type (new product) Select one Contract Type below.	Source of Funds Indicate source of funds and amount of initial investment below.

[❑Non-qualified	[❑Amount enclosed	$

❑ IRA	❑ 1035 Exchange	$

❑ Roth IRA	❑ Transfer	$

❑ SEP]	❑ Rollover	$

	❑ IRA Contribution/IRA Tax Year	$

	❑ Funds coming direct	$

	❑ Other ]	$

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  [6 Death Benefits

•	Applicants aged 75 and younger on the contract issue date will receive the Return of Purchase Payment Death Benefit.

•	Applicants aged 76 or older on the contract issue date will receive the Contract Value Death Benefit.]

[7] Allocation Account Options and Other Elections

[7(a).] Allocation Account Options (Choose one or more of the Allocation Accounts below)

Indicate your choices below under the Payment Allocation column. Total must equal 100%. Use whole percentages only. We may cease offering or modify the terms and conditions of the Fixed Account Option(s) and/or Interest Crediting Period(s) if market conditions are such that we are not able to credit the Fixed Account Option(s) – Guaranteed Minimum Interest Rate shown on the CONTRACT DATA PAGE.

Strategy Account Options

1-Year Strategies	Payment Allocation
1yr S&P 500® 10% Buffer with Cap	____%
1yr S&P 500® 20% Buffer with Cap	____%
1yr S&P 500®10% Buffer with Trigger	____%
1yr S&P 500® 10% Buffer Dual Direction with Cap	____%
1yr Nasdaq-100® 10% Buffer with Cap	____%
1yr Nasdaq-100® 10% Buffer with Trigger	____%
1yr Nasdaq-100® 10% Buffer Dual Direction with Cap	____%

6-Year Strategies
6yr S&P 500®10% Buﬀer with Par & Cap	____%
6yr S&P 500® 20% Buﬀer with Par & Cap	____%
6yr S&P 500® 10% Buﬀer Dual Direction with Cap	____%
6yr S&P 500® 20% Buﬀer Dual Direction with Cap	____%
6yr S&P 500® 10% Buﬀer with Cap Secure	____%

Fixed Account Option
1yr Fixed Account	____%

Total Allocation	100%

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[[7(b).] Renewal Options

Please check only one box below to indicate your Allocation Account selection upon Term End Date (renewal).

❑ Upon renewal, your existing Allocation Account Options will renew into the same Allocation Account Options for the next Term, subject to the applicable renewal rates and Allocation Account availability. Funds will remain there unless you provide alternate transfer instructions. Upon renewal, Purchase Payment Allocation percentages may fluctuate due to the performance of your selected Allocation Accounts.

❑ Upon renewal, unless you provide alternate transfer instructions, your current Allocation Account Options will renew as follows, subject to the applicable renewal rates and Allocation Account availability:

• Contract value in all Allocation Account options with a 1-year Term will be automatically renewed into the same Allocation Account Option, subject to applicable crediting rates declared for that Term.

• Contract value in all multi-year Strategy Account Options or in the Fixed Account Option will automatically be transferred or renewed, as applicable, to the 1-Year Fixed Account Option, subject to the renewal interest rate and remain there until the next Contract Anniversary.]

[7(c).] Electronic Transaction Authorization

Please select the appropriate box below

Yes No  Electronic Transaction Authorization

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized Financial Professional and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization above to make transfers and to change the allocation of future payments.

The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made above, the Company will assume that you do not authorize electronic requests.

7(d). Electronic Delivery Authorization

By selecting “Yes” below, I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my Contract including but not limited to:

•	Regulatory disclosure documents (prospectuses and prospectus supplements for the registered index-linked annuity and the allocation account options).

•	Account documents (periodic statements and confirmations);

•	Policy Forms (annuity Contract and applicable endorsements and riders, if permitted by state law);

•	Tax Forms; and

•	Annuity related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I must notify the Company promptly when my email address changes.

•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

•

The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

•	For jointly owned Contracts, both Owners are consenting that the primary Owner will receive information electronically. (Only the primary Owner will receive email notices.)

•	Electronic delivery consent is voluntary, can be revoked at any time and is effective until further notice by the Company or until I revoke it.

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Call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

Electronic Delivery Consent: ❑ Yes ❑ No

*Email address:

*Custodially owned Contracts: Provide the Annuitant’s email address. Other non-natural Owners (such as trusts): Provide the email address of the authorizing signatory.

[8] Notices and Disclaimers

USA PATRIOT ACT (This notice is printed in compliance with Section 326 of the USA Patriot Act) IMPORTANT INFORMATION ABOUT PROCEDURES FOR APPLYING FOR AN INSURANCE POLICY OR ANNUITY CONTRACT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an Application for an insurance policy or annuity Contract. What this means for you: When you apply for an insurance policy or annuity Contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

  [9] Acknowledgements and Signature(s)

[9(a).] Replacement

❑ Yes ❑ No	Do you have any existing life insurance policies or annuity Contracts? (Must check either Yes or No.)

❑ Yes ❑ No	Is the purchase of this annuity intended to replace, terminate, or change the value of any existing life insurance policies or annuity contracts? (Must check either Yes or No.)

Provide the replacement information on the required forms, which can be obtained from your Financial Professional and include them with this Application, when applicable.

[9(b).] Acknowledgements of Owner(s)

I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the annuity Contract. By signing below, I declare the following:

•	I have received, read, and understand the [Buyer’s Guide for Deferred Annuities.]

•	I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable allocation account options, for this registered index-linked annuity.

•

After consulting with my Financial Professional and reviewing the prospectus and the New York Non-Guaranteed Index Annuities disclosure, I understand that the Company issues other annuities with similar benefits and limitations, which may have lower charges. I confirm that I have discussed the alternatives with my Financial Professional and choose to move forward with purchasing this registered index-linked annuity. I have consulted with my Financial Professional for advice or recommendations regarding the purchase of this registered index-linked annuity Contract.

•

I understand that The United States Life Insurance Company in the City of New York will not credit or pay interest earnings, if any, on my Purchase Payments until all expected Purchase Payments are received and the Contract has been issued.

•

I UNDERSTAND THAT THE VALUE OF AMOUNTS ALLOCATED TO A SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE STRATEGY ACCOUNT OPTION(S) THAT I CHOSE. THERE IS A RISK OF LOSS AND LOSS MAY BE GREATER IF WITHDRAWAL, DEATH, BEGINNING AN INCOME PLAN, OR A TOTAL WITHDRAWAL OCCURS BEFORE THE TERM END DATE. THE GAINS MAY BE LIMITED AND ARE NOT GUARANTEED. WHILE INTEREST CREDITED TO THE STRATEGY ACCOUNT OPTION(S) IS BASED IN PART UPON THE CHANGE IN AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, BOND OR INDEX INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THERE IS AN INCREASE IN THE INDEX OR INDICES, MAY REFLECT A POSITIVE RETURN EVEN IF THERE IS A DECREASE IN THE INDEX OR INDICES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE ON THE TERM END DATE.

•

If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there may be more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•	My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief.

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[9(c).] Signature(s)

Owner’s signature Date

Joint Owner’s signature (if applicable) Date

  [10] Financial Professional Information and Signature(s)

(10(a).) Replacement

❑ Yes ❑ No	Do you have reason to believe that the applicant has any existing life insurance policies or annuity Contracts?
❑ Yes ❑ No	Do you have reason to believe that any existing life insurance policy or annuity Contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?

(10(b).) Acknowledgements of Financial Professional

I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:

•

I have instructed the applicant to answer the questions in Section [9(a)] appropriately. I am providing the replacement information on the required forms and including them with this Application, when applicable.

•	I have delivered a [Buyer’s Guide for Deferred Annuities to the Owner.]

•

I am authorized and/or appointed to sell this registered index-linked annuity. I have fully discussed and explained the registered index-linked annuity features and charges including restrictions to the Owner. I believe this registered index-linked annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that:

(a) I have delivered the current applicable prospectuses, the New York Non-Guaranteed Index Annuities disclosure , and any supplements for the registered index-linked annuity; and

(b) I have used only current, approved sales material.

•

If I provided an illustration, it conforms in all material respects with the product features and allocation option(s) selected on the Application. Upon request, I will provide the Company with a copy of any illustration used with the Owner(s).

•

I understand that The United States Life Insurance Company in the City of New York is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•	I have verified the identity of the Owner and Annuitant, if the Owner is non-natural, by reviewing a government-issued photo identification, and any other required documentation.

•

I understand that I must act in the best interest of the Owner. I only considered the interests of the owner when making the recommendation to purchase this annuity. I may receive a commission from, or have another financial interest in, the recommended transaction. However, my recommendation is based solely on the Owner’s financial interests.

1. Financial Professional’s signature

Financial Professional’s name (print)

Address                   City              State         Zip

Phone                 Financial Professional ID number

Email                          Broker/Dealer firm name

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2. Financial Professional’s signature Financial Professional’s name (print) Address City State Zip Phone Financial Professional ID number Email Broker/Dealer firm name

[For Financial Professional use only. Not all options are available; contact your home office with any questions. ❑ Option 1 ❑ Option 2 ❑ Option 3 ❑ Option 4 ❑ Option 5 ❑ Option 6 ❑ Option 7 ❑ Option 8 ❑ Option 9

Financial Professional 1   % Financial Professional 2%

Note: If there are more than two Financial Professionals, include the information required above, including applicable percentages (must total 100%) among all Financial Professionals, on a separate document for the remaining Financial Professional(s) and submit with this Application.]

© The United States Life Insurance Company in the City of New York. All Rights Reserved.

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